EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Annual Report on Form 11-K for the year ended December 31, 2002, of our report dated June 20, 2003, relating to the financial statements of Horizon Offshore, Inc. 401(k) Plan, appearing in the Registration Statement on Form S-8 (File No. 333-74867, effective April 1, 1998) of Horizon Offshore, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ Grant Thornton LLP

Houston, Texas
June 20, 2003